                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                             ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NORDSON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        THOMAS L. MOORHEAD, VICE PRESIDENT, LAW AND ASSISTANT SECRETARY (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
               Not Applicable

(2) Aggregate number of securities to which transaction applies:
               Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

(4) Proposed maximum aggregate value of transaction:
               Not Applicable

(5) Total fee paid:
               Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
               Not Applicable

(2) Form, Schedule or Registration Statement No.:
               Not Applicable

(3) Filing Party:
               Not Applicable

(4) Date Filed:
               Not Applicable

                              NORDSON CORPORATION
               -------------------------------------------------
                                 Notice of 1997
                                 Annual Meeting
                              and Proxy Statement

                                 [NORDSON LOGO]

[NORDSON LOGO]

Eric T. Nord
Chairman of the Board

William P. Madar
Vice Chairman and Chief
  Executive Officer

                                                                January 31, 1997

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Spitzer Conference Center, next to The Stocker Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 13, 1997. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

ERIC T. NORD                            WILLIAM P. MADAR
Chairman of the Board                   Vice Chairman and Chief
                                        Executive Officer

                              NORDSON CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

The Annual Meeting of Shareholders of Nordson Corporation will be held at The Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 13, 1997. The purposes of the meeting are:

  1. To elect four directors to the class whose term expires in 2000.

  2. To approve the Amendment to the Nordson Corporation 1993 Long-Term Performance Plan.

  3. To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on January 17, 1997 are entitled to notice of and to vote at the meeting.

                               For the Board of Directors

                               WILLIAM D. GINN
                               Secretary

January 31, 1997

                              NORDSON CORPORATION

                                PROXY STATEMENT

The Board of Directors of Nordson Corporation requests your proxy for use at the Annual Meeting of Shareholders to be held on March 13, 1997, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on page 2 and will be voted for the approval of the amendment to Nordson's 1993 Long-Term Performance Plan. You may revoke your proxy before it is voted by giving notice to Nordson in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about January 31, 1997. Nordson's executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145. Its telephone number is
(216) 892-1580.

                             ELECTION OF DIRECTORS

Nordson's Board of Directors is composed of ten directors, divided into two classes of three members and one class of four members. The terms of these classes as of the 1997 Annual Meeting will expire in 1998, 1999 and 2000, respectively. Each of the directors serves for a term of three years and until a successor is elected. The Board met seven times during the last fiscal year.

Four nominees for election as directors with terms expiring in 2000, as well as present directors whose terms will continue after the meeting, appear below.

NOMINEES FOR TERMS EXPIRING IN 2000

WILLIAM P. MADAR, age 57, has been a director of Nordson since 1985. He has served as Vice Chairman of Nordson since August 1996 and as Chief Executive Officer of Nordson since February 1986. From February 1986 to August 1996, Mr. Madar also served as President of Nordson. Mr. Madar is a director of National City Bank, a national banking association, Brush Wellman Inc., a producer and supplier of beryllium and related products, specialty metal systems, and precious metal products, and The Lubrizol Corp., a manufacturer of specialty chemicals.

WILLIAM W. COLVILLE, age 62, has been a director of Nordson since 1988. He was Senior Vice President-Law, General Counsel, and Secretary of Owens-Corning Fiberglas Corp. from 1984 until December 1994 and currently serves as a legal consultant to Owens-Corning. Owens-Corning manufactures glass fiber products and related materials. Mr. Colville is a director of Owens-Corning.

EVAN W. NORD, age 77, has been a director of Nordson or its predessor since 1942. He was Vice President and Treasurer of Nordson for more than five years prior to his retirement in 1978. Evan Nord is Eric Nord's brother.

EDWARD P. CAMPBELL, age 47, was elected by the Board of Directors on August 2, 1996 to serve in a newly-created director position. He has served as President and Chief Operating Officer of Nordson since August 1996. Mr. Campbell was Executive Vice President and Chief Operating Officer of Nordson from 1994 to August 1996, and was a Vice President of Nordson from 1988 to 1994. He is a director of Victory Portfolios, Inc. and Key Funds, Inc., public investment companies.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1998

WILLIAM D. GINN, age 73, has been a director of Nordson since 1959. Mr. Ginn has been Of Counsel to Thompson Hine & Flory LLP, a law firm, since January 1993. Prior to that time he was a Partner with Thompson Hine & Flory LLP for more than five years. He is a director of the Davey Tree Expert Company, a tree and lawn care company. Thompson Hine & Flory LLP has in the past provided and continues to provide legal services to Nordson.

STEPHEN R. HARDIS, age 61, has been a director of Nordson since 1984. He has served as Chairman and Chief Executive Officer of Eaton Corporation since January 1996 and was Vice Chairman and Chief Executive Officer from September 1995 to December 1995. Mr. Hardis was Vice Chairman and Chief Financial and Administrative Officer of Eaton Corporation from 1986 until September 1995. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Mr. Hardis is a director of Eaton, KeyCorp, a bank holding company, Lexmark International, Inc., a manufacturer and seller of computer printer products, and The Progressive Corporation, an insurance holding company.

WILLIAM L. ROBINSON, age 55, has been a director of Nordson since July 1995. Mr. Robinson has served as Dean of the District of Columbia School of Law (now UDC School of Law) since 1988.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

DR. GLENN R. BROWN, age 66, has been a director of Nordson since 1986. Dr. Brown has been the Science Adviser to the Governor of the State of Ohio since July 1996. He is a retired Senior Vice President and a former director of The Standard Oil Company (now BP

America, Inc.). He served as Vice Provost for Corporate Research and Technology Transfer of Case Western Reserve University from January 1991 to July 1993. He is a director of Ferro Corporation, a producer of industrial specialty materials.

DR. ANNE O. KRUEGER, age 62, has been a director of Nordson since 1990. She has been a Professor of Economics at Stanford University since July 1993 and a Professor of Economics at Duke University from January 1987 to June 1993. She is a director of Western Digital Corp., an international supplier of hard disk drives for computers.

ERIC T. NORD, age 79, has been a director of Nordson or its predecessor since 1941. He has served as Chairman of the Board of Nordson for more than five years. Eric Nord is Evan Nord's brother.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

The present members of the Audit Committee are Messrs. Ginn, Evan Nord and Robinson and Drs. Brown and Krueger. The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson's systems of internal control. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit Committee met three times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Colville, Hardis, Eric Nord and Dr. Krueger. The Compensation Committee determines the salary and other compensation of Nordson's President and Chief Operating Officer, approves salary increases for other executive officers, supervises the administration of Nordson's 1993 Long-Term Performance Plan, as amended (the "Performance Plan"), 1995 Management Incentive Compensation Plan (the "Bonus

Plan"), Excess Defined Benefit Pension Plan, Excess Defined Contribution Retirement Plan, and other pension and retirement plans. A CEO Compensation Subcommittee, comprised of Messrs. Colville and Hardis and Dr. Krueger, determines the salary and other compensation of Nordson's Vice Chairman and Chief Executive Officer. During the last fiscal year the Compensation Committee met three times and the CEO Compensation Subcommittee met three times.

The present members of the Nominating Committee are Messrs. Hardis, Madar, Eric Nord and Dr. Brown, with Mr. Madar being a nonvoting member. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should send a resume of the candidate's business experience and background to Mr. Madar at Nordson. The Nominating Committee did not meet during the last fiscal year.

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served.

COMPENSATION OF DIRECTORS

Nordson pays directors who are not employees a fee of $4,500 per quarter, $1,000 for each Board meeting attended and, unless the committee meeting is held on the same day as a Board meeting, $1,000 for each committee meeting attended, with an additional $400 per quarter for committee chairmen.

Directors may defer all or part of their fees until retirement under the Performance Plan. The fees may be deferred as cash and credited with interest at a U.S. Treasury rate, or they may be translated into stock equivalents based on the market price of Nordson Common Shares when the fees are earned and credited with additional stock equivalents when dividends are paid.

Each non-employee director was granted a director option on March 10, 1992. New non-employee directors are granted a director option at the time of appointment or election. Such directors who continue in office will receive an additional director option five years after the previous director option was granted.

OWNERSHIP OF NORDSON COMMON SHARES

The following table shows the number and percent of Nordson Common Shares beneficially owned on January 17, 1997 by each of the directors, including nominees, each of the executive officers named in the Summary Compensation Table set forth on page 14, and by all directors and executive officers as a group.

                                 Number of
            Name                 Shares (1)     Percent
-----------------------------    ----------     -------
Dr. Glenn R. Brown                   9,867           *
Edward P. Campbell (2)             126,476         0.7
William W. Colville                  8,267           *
William D. Ginn (3)(4)(5)(6)       664,944         3.8
Stephen R. Hardis                   24,286         0.1
Dr. Anne O. Krueger                  3,710           *
William P. Madar (2)               528,137         3.0
Eric T. Nord (4)(5)(7)           2,429,860        13.9
Evan W. Nord (4)(7)(8)           2,688,870        15.4
William L. Robinson                    630           *
John E. Jackson (2)                115,073         0.7
Yoshihiko Miyahara (2)              45,012         0.3
Robert E. Thayer (2)                56,425         0.3
23 directors and executive       7,055,096        38.5
  officers as a group (9)

---------------

  * Less than 0.1%.

(1) Except as otherwise stated in notes (2) through (9) below, beneficial ownership of the shares held by each of the directors, executive officers and nominees consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the nominee or director. Beneficial ownership of the shares held by the non-employee directors (other than Eric Nord and Mr. Robinson) includes the right to acquire 437 shares on or before March 17, 1997 under the Director Option provisions of the Performance Plan, as well as the right to acquire the following number of shares under the Directors Deferred Compensation provisions of the Performance Plan: Dr. Brown, 6,980 shares; Mr. Colville, 5,230 shares; Mr. Hardis, 11,849 shares; Dr. Krueger, 3,273 shares; Eric Nord, 7,760 shares; and Mr. Robinson, 211 shares. Mr. Robinson has the right to acquire 419 shares on or before March 17, 1997 under the Director Option provisions of the Performance Plan.

(2) These include the right to acquire shares on or before March 17, 1997 in amounts as follows: Mr. Madar, 307,789 shares; Mr. Campbell, 122,800 shares; Mr. Jackson, 109,094 shares; Mr. Miyahara, 26,625 shares ; and Mr. Thayer, 16,125 shares.

(3) These include 73,465 shares held by Mr. Ginn as trustee of various trusts for the children and grandchildren of Eric Nord.

(4) These include 346,058 shares held by The Nord Family Foundation. As trustees of this foundation, Eric Nord, Evan Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(5) These include 80,000 shares held by the Eric and Jane Nord Foundation. As trustees of this foundation, Eric Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(6) These include 6,000 shares held by the Ginn Family Fund. As a trustee of this fund, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(7) These include 1,002,780 shares held by Eric Nord and Evan Nord as testamentary trustees under the will of Walter G. Nord, the founder of Nordson. Eric Nord and Evan Nord have shared voting power and shared investment power with respect to these shares.

(8) These include 500,000 shares held by the Cynthia W. Nord Charitable Remainder Unitrust. As trust advisor of that trust Evan Nord has voting power with respect to these shares.

(9) These include the shares held by The Nord Family Foundation. Beneficial ownership of the shares held by each of the directors and officers as a group consists of sole voting power with respect to 505,000 shares, sole voting and sole investment power with respect to 1,914,392 shares, shared voting power and shared investment power with respect to 3,796,499 shares, and the right to acquire 839,205 shares on or before March 17, 1997.

As of November 3, 1996, present and former directors, officers, and employees of Nordson and their families beneficially owned over 10.7 million Nordson Common Shares, representing more than 61% of the outstanding shares. Nordson is party to an agreement that, with some exceptions, gives Nordson a right of first refusal with respect to proposed sales of Nordson Common Shares by Evan Nord and Eric Nord, individually or as testamentary trustees, Mr. Ginn, as trustee, and The Nord Family Foundation. Except as described in the above table, to the best of Nordson's knowledge, no person beneficially owns more than 5% of the outstanding Nordson Common Shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers including the President. A CEO Compensation Subcommittee determines the salary and other compensation of Nordson's Vice Chairman and Chief Executive Officer. The Committee also administers employee stock plans and certain other benefit plans.

The Committee and the Board believe that the executive management compensation program should support the goals and objectives of the Company. These goals and objectives should balance the importance of annual financial performance with the equally important creation and protection of long-term fundamentals which support long-term growth and profitability.

Nordson's executive management compensation program:

  -- establishes compensation performance objectives that are directly linked to corporate goals;

  -- provides a high degree of leverage between compensation and corporate performance;

  -- creates long-term incentives directly linked to shareholder returns; and

  -- is designed to attract, retain and motivate key executives.

Total Cash Compensation

Nordson's corporate goal is to double the value of the Company over a five-year period, with the primary value set by the market for Company shares. Two annual performance objectives to support the achievement of this goal have been established: 1) an annual return on average invested capital of 16%; and 2) earnings per share growth of 15% per year.

The Committee believes that consistent achievement of these two objectives will lead to doubling the value of the Company over a five-year period. The cash compensation program for executive officers, including the President and CEO ("Officers"), which consists of a fixed annual base salary plus an annual cash bonus, is designed to link directly to the achievement of these two annual performance objectives.

In establishing the Officer cash compensation levels, the Committee uses a peer group of approximately 250 manufacturing companies having similar sales volume and/or market value. This is a changing group of companies, with which Nordson would compete for Nordson executive talent or be a source from which future executives might be recruited.

This comparison group of companies is not identical to the companies included in the S&P 500 Index or the S&P Diversified Manufacturing Index used in the performance graph appearing on page 23. Nordson believes that these indices are a useful comparison for purposes of comparing Nordson's share price performance to the performance of a broad group of comparable companies. However, the companies included in these indices are not necessarily companies with which Nordson competes for executive talent or that would be a source from which future executives may be recruited, and are therefore an inappropriate group of companies for purposes of establishing cash compensation levels.

The Officer cash compensation program is designed such that if Nordson's financial performance is equal to the median financial performance of the peer group of companies, each Officer's total cash compensation will be less than the median compensation for similar positions in the peer group. As Nordson performance increases above the median for the peer group, Officer total cash compensation will increase correspondingly such that the percentile ranking of each Officer's total cash compensation will correlate with the percentile ranking of Nordson performance.

Base Salary

Officers' base salaries are targeted at the 50th percentile salary for similar positions within the peer group of companies. The Committee reviews the competitiveness of Officers' base salaries annually and if appropriate, salaries are changed based upon individual performance, competitive position and salary practices of the peer group companies.

Annual Cash Bonus

The bonus portion of cash compensation is paid pursuant to the Bonus Plan and is highly leveraged to achievement of the two corporate performance objectives.

In the Bonus Plan for 1996, 70% of the cash bonus eligibility was based on the return on average invested capital component of the plan, with a bonus to be paid if Nordson's annual return was at least 8%, and attaining its maximum when the return reached 20%. The remaining 30% of the cash bonus eligibility was based on the earnings per share component, with a bonus to be paid if Nordson's earnings per share growth was positive, and attaining its maximum when growth reached 30%.

Nordson achieved a 1996 return on average invested capital of 19.6% which exceeded the corporate objective of 16%. Earnings per share growth was 2.8%. Since performance exceeded the threshold payment level, Mr. Madar and the other Officers were paid bonuses based upon the factors described above.

For 1997 the Bonus Plan has been modified to further leverage earnings per share growth without increasing the potential maximum payout. The earnings per share component of the cash bonus formula has been increased from 30% to 50%, making more of the bonus depend on growth of earnings per share. Correspondingly, the average invested capital component of the plan will be 50%, continuing a strong emphasis on this important objective.

Stock Options

The Committee believes that through the use of stock options, Officer interests are directly tied with those of the Company's shareholders.

Officers are issued stock option grants annually with an exercise price equal to the fair market value of the shares on the date of grant. These options are not fully exercisable until four years following the date of grant and expire in ten years, to reinforce a long-term perspective and to help retain key executives.

The intent is to provide stock option grants competitive with those offered to similar positions within the peer group of companies.

Deduction Limitation on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, precludes a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain of the Officers. This provision became effective for the Company's tax year beginning October 31, 1994.

On March 9, 1995, the shareholders approved the Bonus Plan. The Committee believes that the Bonus Plan satisfies the Internal Revenue Service's requirements for "performance-based" compensation which would not be subject to the deductibility limitation under applicable Internal Revenue Service regulations.

On March 10, 1993, the shareholders approved the Performance Plan. To satisfy the Internal Revenue Service's current requirements for "performance-based" compensation, the Board of Directors amended the Performance Plan as of November 1, 1996, subject to shareholder approval at the Annual Meeting. As discussed under the heading "Proposal" beginning on page 26, the amendment to the Performance Plan is being submitted to shareholders for approval at the Annual Meeting. The Committee will continue to monitor its compensation policy, including compensation, if any, paid under the Bonus Plan and the Performance Plan, for deductibility under these regulations.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                          William W. Colville, Chairman
                          Stephen R. Hardis
                          Dr. Anne O. Krueger
                          Eric T. Nord

                          January 31, 1997

SUMMARY COMPENSATION TABLE

The following table sets forth individual compensation information for the fiscal year ended November 3, 1996, for William P. Madar, and the four other most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended November 3, 1996 exceeded $100,000:

                                           Annual Compensation
                                    ----------------------------------
                                                             Other
          Name                                               Annual
     And Principal                  Salary      Bonus     Compensation
        Position            Year      ($)        ($)          ($)
------------------------    ----    -------    -------    ------------
William P. Madar            1996    655,000    561,700            0
Vice Chairman               1995    627,000    681,200            0
& CEO                       1994    600,000    648,000      646,117(2)

Edward P. Campbell          1996    325,000    278,700            0
President & Chief           1995    304,000    330,250            0
Operating Officer           1994    242,827    249,000            0

John E. Jackson             1996    250,000    174,200            0
Senior Vice President       1995    240,000    211,850            0
                            1994    230,000    202,000            0

Yoshihiko Miyahara (3)      1996    327,807     85,230            0
Vice President              1995    363,199    122,580            0
                            1994    310,707     79,350            0

Robert E. Thayer (4)        1996    212,000    147,700       36,692(5)
Vice President              1995    203,000    179,200            0
                            1994    195,000    171,000            0

                             Long-Term Compensation
                            ------------------------
                                     Awards
                            ------------------------
          Name               Restricted                  All Other
     And Principal          Stock Awards    Options/    Compensation
        Position                ($)         SARs (#)      ($) (1)
------------------------    ------------    --------    ------------
William P. Madar                      0      70,000        76,899
Vice Chairman                         0      70,000        41,630
& CEO                                 0      75,000        75,134

Edward P. Campbell                    0      30,000        32,122
President & Chief                     0      30,000        16,589
Operating Officer                     0      16,000        24,890

John E. Jackson                       0      16,000        25,780
Senior Vice President                 0      16,000        15,167
                                      0      16,000        25,006

Yoshihiko Miyahara (3)                0      12,000             0
Vice President                        0      10,500             0
                                      0      10,500             0

Robert E. Thayer (4)                  0      12,000        21,784
Vice President                        0      10,500        12,493
                                      0      10,500        21,287

---------------

(1) Includes in each case, employer matching and allocations made to Nordson Corporation's Employee Savings Trust Plan and Supplemental Plan; and Nordson's Employee Stock Ownership Plan and Supplemental Plan as follows:
    Mr. Madar, $38,395 and $38,504; Mr. Campbell, $16,699 and $15,423; Mr.
    Jackson, $13,312 and $12,468; and Mr. Thayer, $11,267 and $10,517,
    respectively.

(2) Represents a tax gross-up payment associated with restricted stock, granted under the employment agreement with Mr. Madar dated January 30, 1986, which is a direct function of the appreciation in Nordson share price.

(3) Mr. Miyahara's salary and bonus are stated in U.S. Dollars and reflect the average annual Japanese Yen exchange rate in effect during each of the fiscal years noted.

(4) Mr. Thayer retired from Nordson Corporation effective November 4, 1996.

(5) Represents a one time accrued vacation payout.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding individual grants of stock options/SARs made during the fiscal year ended November 3, 1996 to each executive officer named in the Summary Compensation Table:

                                        INDIVIDUAL GRANTS
                    ---------------------------------------------------------
                       NUMBER OF       % OF TOTAL
                      SECURITIES      OPTIONS/SARs
                      UNDERLYING       GRANTED TO    EXERCISE OR                 GRANT DATE
                     OPTIONS/SARs     EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
       NAME         GRANTED (1) (2)   FISCAL YEAR     ($/SHARE)       DATE         ($) (3)
------------------  ---------------   ------------   -----------   ----------   -------------
William P. Madar         70,000           20.1%          57.25     10/30/2005      1,612,100
Edward P. Campbell       30,000            8.6%          57.25     10/30/2005        690,900
John E. Jackson          16,000            4.6%          57.25     10/30/2005        368,480
Yoshihiko Miyahara       12,000            3.4%          57.25     10/30/2005        276,370
Robert E. Thayer         12,000            3.4%          57.25     10/30/2005        276,370

---------------

(1) All options become exercisable beginning one year after grant date at 25% per year on a cumulative basis. The exercise price was equal to the fair market value on the date of grant. The exercise price and tax withholding obligations related to the exercise may be paid by cash, delivery of already owned shares, or by offset of the underlying shares, or any combination thereof.

(2) No stock appreciation rights ("SARs") were granted to any employee other than stock appreciation rights ("Limited Rights") that become exercisable only upon the occurrence of a change in control of Nordson.

(3) These values were calculated using a Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the calculations:

    (a) Exercise at any time;

    (b) Volatility factor: 19.1%;

    (c) Assumed risk-free rate of interest: 5.83%;

    (d) Dividend of $.18 per share per quarter; and

    (e) No reduction in the value calculated has been made for possible forfeitures.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information regarding each exercise of stock options/SARs during the fiscal year ended November 3, 1996, by each executive officer named in the Summary Compensation Table, and the value of unexercised stock options/SARs held by each executive officer named in the Summary Compensation Table:

                                                                          VALUE OF
                                                     NUMBER OF          UNEXERCISED
                                                    UNEXERCISED         IN-THE-MONEY
                       NUMBER OF                  OPTIONS/SARs AT     OPTIONS/SARs AT
                       SECURITIES                   FY-END (#)           FY-END($)
                       UNDERLYING      VALUE
                      OPTIONS/SARs    REALIZED     EXERCISABLE/         EXERCISABLE/
       NAME            EXERCISED       ($)(1)      UNEXERCISABLE      UNEXERCISABLE(2)
------------------    ------------    --------    ---------------     ----------------
William P. Madar         7,194        335,097         307,789/            5,001,433/
                                                      106,250                32,813
Edward P. Campbell           0              0         124,100/            2,332,400/
                                                       41,500                 7,000
John E. Jackson              0              0         112,400/            2,375,900/
                                                       24,000                 7,000
Yoshihiko Miyahara           0              0          35,625/              215,156/
                                                       16,875                 4,594
Robert E. Thayer             0              0          39,225/              342,956/
                                                       16,875                 4,594

---------------

(1) Represents the difference between the option exercise price and the last sales price of a common share on the NASDAQ National Market System on the date prior to exercise.

(2) Based on the last sales price of the common shares of $55.25 on the NASDAQ National Market System on November 1, 1996. The ultimate realization of profit on the sale of the common shares underlying such options is dependent upon the market price of such shares on the date of sale.

SALARIED EMPLOYEES' PENSION PLAN

Benefits under the U.S. Salaried Employees' Pension Plan are based on average annual compensation (salaries, commissions, and incentive bonuses) for the highest five years during the last 10 years of employment prior to retirement. The following table shows the annual benefit payable under the Plan at age 65.

   Final
  Average                           Years of Benefit Service
   Annual        --------------------------------------------------------------
Compensation        10          15           20            25            30
------------     --------    --------    ----------    ----------    ----------
    100,000        13,340      20,012        26,680        33,352        40,024
    200,000        31,671      47,512        63,343        79,184        95,024
    300,000        50,003      75,012       100,006       125,015       150,024
    500,000        86,666     130,012       173,332       216,678       260,024
    800,000       141,660     212,512       283,321       354,173       425,024
  1,100,000       196,655     295,012       393,310       491,667       590,024
  1,400,000       251,649     377,512       503,299       629,162       755,024
  1,700,000       306,636     460,000       613,272       766,636       920,000
  1,900,000       343,307     515,012       686,614       858,319     1,030,024
  2,100,000       379,970     570,012       759,940       949,982     1,140,024
  2,200,000       398,301     599,150       796,603       995,814     1,195,024
  2,300,000       416,633     625,012       833,266     1,041,645     1,250,024
  2,400,000       434,964     652,512       869,929     1,087,476     1,305,024
  2,500,000       453,296     680,012       906,592     1,133,308     1,360,024
  2,600,000       471,627     707,512       943,255     1,179,140     1,415,024
  2,700,000       489,959     735,012       979,918     1,224,971     1,470,024
  2,800,000       508,290     762,512     1,016,581     1,270,803     1,525,024

The amounts shown in the table represent the annual benefit (after reduction for Social Security payments) payable to an employee for life. Certain surviving spouse benefits are also available under the Plan, as well as early retirement benefits. The table has been prepared without regard to benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The years of benefit service credited under the Plan as of November 3, 1996 for the executive officers named in the Summary Compensation Table who participate in the Plan are as follows: Mr. Madar - 10 years; Mr. Campbell - 8 years; Mr. Jackson - 10 years; and Mr. Thayer - 31 years. Mr. Miyahara is not included in the pension plan described above but is covered by a pension arrange-ment that is specific to Nordson K.K., the Japanese subsidiary.

EXCESS DEFINED BENEFIT PENSION PLAN AND
EXCESS DEFINED CONTRIBUTION RETIREMENT PLAN

The Internal Revenue Code limits the benefits provided under the Salaried Employees' Pension Plan, the amount that an employee can contribute to the Employees' Savings Trust Plan, and the amount that Nordson can contribute on behalf of an employee under the Employees' Savings Trust Plan and the Employee Stock Ownership Plan.

The Excess Defined Benefit Pension Plan provides for the payment, out of Nordson's general funds, of the amount by which certain participants' benefits under the Salaried Employees' Pension Plan would exceed the limitations applicable to that Plan. The terms of payment under the Excess Defined Benefit Pension Plan are the same as those under the Salaried Employees' Pension Plan.

The table on page 20, which does not reflect benefit limitations imposed by the Internal Revenue Code, shows the aggregate annual pension benefits payable under both the Salaried Employees' Pension Plan and the Excess Defined Benefit Pension Plan.

The Excess Defined Contribution Retirement Plan provides for the payment, out of Nordson's general funds, of the amount by which the participant's contributions under the Employees' Savings Trust Plan and Nordson's contributions to the Employees' Savings Trust Plan and the Employee Stock Ownership Plan would exceed the limitations applicable to those Plans. Salaried employees who are designated by the Compensation Committee and who participate in the Employees' Savings Trust Plan or the Employee Stock Ownership Plan are eligible to participate in the Excess Defined Contribution Retirement Plan. Payments under the

Excess Defined Contribution Retirement Plan may be made either in lump sum or in monthly installments over a two-year period. The Compensation Committee administers the Excess Defined Contribution Retirement Plan.

Benefits under the Excess Defined Contribution Retirement Plan resulting from the Internal Revenue Code limitations applicable to the Employees' Savings Trust Plan will be paid in cash, and benefits resulting from the Internal Revenue Code limitations applicable to the Employee Stock Ownership Plan will be paid in Nordson Common Shares. The amount to be paid in Nordson Common Shares is based on the benefits that participating employees would have received under the Employee Stock Ownership Plan if the Internal Revenue Code Limitations applicable to that plan had not been in effect.

The portions of Nordson's contributions under the Excess Defined Contribution Retirement Plan allocated to the accounts of the executive officers named in the compensation table except Mr. Miyahara, who does not participate in the plan, and to all current executive officers as a group during the fiscal year ended November 3, 1996 are as follows: Mr. Madar - $33,895 and 602 shares; Mr. Campbell - $12,199 and 216 shares; Mr. Jackson - $8,812 and 156 shares; Mr. Thayer - $6,767 and 120 shares; and all current executive officers as a group - $90,930 and 1,616 shares.

PERFORMANCE GRAPH

The following is a graph which compares the five year cumulative return from investing $100 on November 1, 1991 in each of Nordson Corporation common stock, the S&P 500 Index of companies and the S&P Diversified Manufacturing Index of companies, with dividends assumed to be reinvested when received.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NORDSON CORPORATION, S&P 500 INDEX AND
                      S&P DIVERSIFIED MANUFACTURING INDEX

                                                       S&P
                                                    DIVERSIFIED
 MEASUREMENT PERIOD       NORDSON      S&P 500     MANUFACTURING
(FISCAL YEAR COVERED)      CORP.        INDEX          INDEX
        1991               100           100            100
        1992               111           109            109
        1993               128           126            132
        1994               135           131            145
        1995               141           165            183
        1996               136           205            253

Assumes $100 invested on November 1, 1991 in Nordson Corporation, S&P 500 Index, and S&P Diversified Manufacturing Index. Total return assumes reinvestment of dividends.

AGREEMENTS WITH OFFICERS

In January 1986, Nordson entered into an employment agreement with Mr. Madar. The agreement had an initial five-year term, and was extended automatically for additional one-year terms unless terminated by either party upon certain conditions. The agreement was amended in March 1993 and conformed the method for determining Mr. Madar's cash compensation beginning in fiscal year 1994 to that used to establish the cash compensation for the other executive officers. As amended, the agreement provides for the continued employment of Mr. Madar until terminated by either party upon certain conditions.

Under the amended agreement, Mr. Madar's annual cash compensation beginning fiscal year 1994, which consists of an annual base salary and incentive compensation under the Bonus Plan, is determined annually by the CEO Subcommittee of the Compensation Committee of the Board of Directors as described beginning on page 9. Mr. Madar is also eligible to receive grants of stock options during his employment term, as well as benefits and perquisites generally provided by the Company to its executive officers.

The amended agreement provides that Mr. Madar will receive a supplemental pension benefit that, in effect, maintains the benefits he would have received if he had remained with his former employer, and this benefit is essentially unchanged from the unamended January 1986 agreement. The amount of the benefit is equal to a percentage of his highest annual compensation (base salary and incentive compensation) over the 36 consecutive month period producing the highest average compensation reduced by the sum of the benefits payable under the pension plans of Nordson and his former employer and one-half of his estimated Social Security benefit. The percentage will be 56%, subject to reduction if the total number of years of employment with Nordson and his former employer is less than 35.

(Mr. Madar had 20 and 2/3 years of employment with his former employer). The benefit will also be reduced by 5% per year for retirement before age 60. The benefit may, at Mr. Madar's election, be paid in a lump sum or in any other form permitted under the Salaried Employees' Pension Plan. Mr. Madar is, under some circumstances, entitled to the continuation of certain compensation and benefits upon the termination of his employment or because of his death or disability.

Nordson has also agreed to provide Mr. Jackson with a supplemental pension benefit in order to restore the benefits he would have received if he had remained with his former employer. This benefit is calculated on the same basis as Mr. Madar's supplemental pension benefit. Mr. Jackson had 14 years of employment with his former employer.

Nordson has also agreed to provide Mr. Campbell with a supplemental pension benefit in order to restore some of the benefits he would have received if he had remained with his former employer. Mr. Campbell's supplemental pension benefit will equal the amount by which his pension benefit under the Salaried Employees' Pension Plan would be increased if his prior service with his former employer were recognized under the plan. His highest average annual compensation and reduction in benefit if he retires before age 60 will be calculated on the same basis as under Mr. Madar's and Mr. Jackson's supplemental pension benefits. Mr. Campbell's amount of benefit will also be reduced by the benefits payable under his former employer's pension plan. Mr. Campbell had 11 years of employment with his former employer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Eric Nord, who serves on the Compensation Committee, was formerly President and Chief Executive Officer of the Company.

                                    PROPOSAL

                        APPROVAL OF AN AMENDMENT TO THE
                              NORDSON CORPORATION
                        1993 LONG-TERM PERFORMANCE PLAN

Shareholders approved the Nordson Corporation 1993 Long-Term Performance Plan (the "Plan") at the 1993 Annual Meeting. In November of 1996, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to comply with certain changes to Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 162(m)") in order to preserve for Nordson the tax deduction for certain compensation paid pursuant to the Plan.

THE AMENDMENT. Section 162(m) generally precludes a publicly-held corporation from taking a deduction for certain employee compensation in excess of $1 million, unless such compensation is "performance-based". Among other requirements, Section 162(m) requires, that in order for compensation to qualify as performance-based, the maximum amount of compensation that could be paid to any employee must be stated.

To meet this requirement, the Board adopted an amendment to the Plan (the "Amendment"), subject to shareholder approval. The Amendment provides that the number of Common Shares that may be subject to stock options or stock appreciation rights granted to any participant in any fiscal year of Nordson during the term of the Plan, which stock options or stock appreciation rights have an exercise price greater than or equal to the fair market value of the underlying Common Shares on the date of grant, may not exceed 100,000 Common Shares.

The Amendment is intended to exempt the deductions associated with all future grants of such stock options and stock appreciation rights from the $1 million limitation. The effectiveness of the Amendment is contingent on shareholder approval at the Annual Meeting, and if so approved, the Amendment will be effective as of November 1, 1996, until the Plan is terminated.

The following summary is a brief description of the material features of the Plan, as amended, and is qualified in its entirety by reference to the terms of the Plan, as amended. Shareholders may obtain a copy of the Plan, as amended, upon written request to the Secretary of Nordson.

SUMMARY OF THE PLAN, AS AMENDED. The objective of the Plan is to foster and promote the long-term growth and performance of Nordson by enhancing Nordson's ability to attract and retain qualified employees and directors and by motivating employees and directors through stock ownership and performance-based incentives. The Plan is administered by the Compensation Committee of Nordson's Board of Directors (the "Committee") and will remain in effect until terminated by the Committee. All key employees of Nordson and its subsidiaries and all directors of Nordson are eligible to participate in the Plan.

AUTHORITY OF COMMITTEE. The Committee has authority to: select the participants who will receive awards, grant awards (other than director options), determine the terms, conditions, and restrictions applicable to the awards (other than director options), determine how the exercise price is paid, modify or replace outstanding awards within the limits of the Plan, accelerate the date on which awards become exercisable, waive the restrictions and conditions applicable to awards (other than director options), and establish rules governing the Plan, including special rules applicable to awards made to employees who are foreign nationals or are employed outside the United States.

The Plan does not generally establish limits on the exercise price of awards, earn-out or vesting periods, or termination provisions in the event of termination of employment, except with respect to director options. Instead, the Committee is given the broad authority to establish these terms in order best to achieve the purpose of the Plan.

Under the terms of the Plan, all directors of Nordson are eligible for the grant of the awards. In addition, non-employee directors may also receive director options. Unlike other awards, however, the terms of director options are prescribed by the Plan, and not established by the Committee.

The Committee will be constituted in a manner consistent with the "Non-Employee Director" standard set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and a subcommittee of the Committee will be constituted in a manner consistent with the "outside director" standard of Section 162(m), as applicable.

NUMBER OF COMMON SHARES. The Plan provides for the grant of 3% of the number of Common Shares outstanding as of the first day of each fiscal year plus the number of Common Shares that were available for grant of awards, but not granted, in prior years; in no event, however, will the number of Common Shares available for the grant of awards in any fiscal year exceed 3.5% of the Common Shares outstanding as of the first day of that fiscal year. The maximum number of

Common Shares that may be issued upon exercise of incentive stock options is 1,000,000. Common Shares issued under the Plan may be either newly-issued shares or treasury shares.

Common Shares subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) are generally available for grant under the Plan, without reducing the number of Common Shares available in any fiscal year for grant of awards under the Plan.

In the event of a recapitalization, stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or similar transaction, the Committee will adjust the number and class of shares that may be issued under the Plan (including the number of shares that may be subject to awards granted to a participant in any fiscal year) and the number and class of shares, and the exercise price, applicable to outstanding awards.

TYPES OF AWARDS. The Plan provides for the grant of stock options (incentive stock options or "non-qualified" stock options), restricted stock, stock appreciation rights, stock purchase rights, stock equivalent units, cash awards, and other stock or performance-based incentives. These awards are payable in cash or Common Shares, or any combination thereof, as established by the Committee. The Plan also provides for the maintenance of an employee stock purchase program.

GRANT OF AWARDS. Awards may be granted singularly or in combination or tandem with other awards. Awards may also be granted in replacement of other awards granted by Nordson. If a participant pays all or part of the exercise price or taxes associated with an award by the transfer of Common Shares or the surrender of all or part of an award (including the award being exer-cised), the Committee may, in its discretion, grant a new award to replace the Common Shares or award that were transferred or surrendered. Nordson may also assume awards granted by an organization acquired by Nordson or may grant awards in replacement of any such awards.

While awards, if any, to be granted under the Plan, as amended, are not yet determinable, awards granted for the fiscal year ended November 3, 1996 under the existing Plan for each of William P. Madar, Edward P. Campbell, John E. Jackson, Yoshihiko Miyahara, and Robert E. Thayer are shown under the heading "Long-Term Compensation" in the Summary Compensation Table set forth on page 14, and awards granted for all executive officers (including those foregoing named executive officers) as a group, all directors who are not executive officers as a group, and all employees other than executive officers are 209,200, 0, and 214,635, respectively.

PAYMENT OF EXERCISE PRICE. The exercise price of a stock option (other than an incentive stock option), director option, stock purchase right, and any other stock award for which the Committee has established an exercise price may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of an award.

TAXES ASSOCIATED WITH AWARDS. Prior to the payment of an award, Nordson may withhold, or require a participant to remit to Nordson, an amount sufficient to pay any Federal, state, and local taxes associated with the award. If, however, a stock option has been transferred and the participant does not pay such taxes on the date of exercise, the taxes will be paid by reducing the number of Common Shares to be received upon exercise. The Committee may permit participants to pay the taxes associated with an award (other than an incentive stock option) in cash, by the transfer of Common Shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods.

TERMINATION OF AWARDS. The Committee may cancel any awards if the participant, without Nordson's prior written consent, (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with Nordson or (ii) discloses to anyone outside of Nordson, or uses for any purpose other than Nordson's business, any confidential information or material relating to Nordson.

CHANGE IN CONTROL. In the event of a change in control of Nordson, as defined in the Plan, unless the Board of Directors determines otherwise, (i) all outstanding stock options, stock appreciation rights, and stock purchase rights become fully exercisable, (ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for Common Shares will be deemed to have been satisfied, and (iii) all cash awards will be deemed to have been fully earned. Any such determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the directors then in office are "continuing directors" and the determination is approved by a majority of the "continuing directors." For this purpose, "continuing directors" are directors who were in office prior to the change in control or were recommended or elected to succeed "continuing directors" by a majority of the "continuing directors" then in office.

NONASSIGNABILITY OF AWARDS. Unless the Committee otherwise determines, no award granted under the Plan may be transferred or assigned by the "holder" other than by "designation of beneficiary," or, if none, by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order. For this purpose, a "holder" is a participant in the Plan or an eligible transferee (as determined by the Committee) and a "designation of beneficiary" is the person or entity designated to receive the holder's option on the holder's death in accordance with Committee procedures.

The Plan also provides that, unless the Committee otherwise determines, an award may be exercised during the holder's lifetime, only by the holder or by the holder's guardian or legal representative. No incentive stock option or Section 423 Right (as defined in the Plan), however, may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the participant's lifetime, by the participant's guardian or legal representative.

AMENDMENT, EFFECTIVE DATE, AND TERMINATION OF THE PLAN. The Board of Directors may amend, suspend, or terminate the Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to comply with the rules of the NASDAQ National Market System or any other exchange or quotation system on which the Common Shares are traded or listed, the rules and regulations related to incentive stock options, Section 162(m) of the Code, or any other applicable legal requirements. If approved by the shareholders, the Amendment to the Plan will be effective as of November 1, 1996 and will remain in effect until terminated by the Board of Directors. If the Amendment to the Plan is not approved by shareholders, the deduction relating to certain future grants of stock options and stock appreciation rights may be disallowed.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS. The following is a brief general discussion of the anticipated income tax treatment, under current provisions of the Code, of the grant and exercise of awards to Nordson and the participants.

INCENTIVE STOCK OPTIONS. In general, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised, and Nordson Corporation will not be entitled to a deduction, so long as a minimum employment requirement is satisfied. However, the excess of the fair market value of the Common Shares acquired upon exercise over the exercise price is potentially subject to the alternative minimum tax. If the employment requirement is not satisfied, the income tax treatment will be the same as that for a non-qualified stock option, described below. Upon disposition of the Common Shares acquired upon exercise, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, so long as minimum holding period requirements are satisfied. If the holding period requirements are not satisfied, the employee will recognize ordinary income, and Nordson Corporation will be entitled to a corresponding deduction, to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the option is exercised or the amount realized in the disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

NON-QUALIFIED STOCK OPTIONS. In general, an employee will not recognize taxable income upon the grant of a stock option that does not qualify as an incentive stock option (a "non-qualified stock option"), and Nordson Corporation will not be entitled to a deduction. Upon exercise, the employee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Shares acquired upon exercise, and Nordson Corporation will be entitled to a corresponding deduction. Upon disposition of the Common Shares, appreciation or depreciation after the date of exercise will be treated as either capital gain or capital loss.

RESTRICTED STOCK. Unless an employee makes an election under Section 83(b) of the Code, the employee will recognize no income, and Nordson Corporation will be entitled to no deduction, at the time restricted stock is awarded to the employee. When the restrictions lapse or are otherwise removed, the employee will recognize compensation income equal to the excess of the fair market value of the restricted stock at that time over the amount, if any, paid by the employee for the restricted stock, and Nordson Corporation will be entitled to a deduction in the same amount. Dividends paid on restricted stock during any restriction period will, unless the employee has made an election under Section 83(b) of the Code, constitute compensation income, and Nordson Corporation will be entitled to a deduction in the same amount. Upon disposition of Common Shares after the restrictions lapse or are otherwise removed, any gain or loss realized by an employee will be treated as capital gain or loss.

If an employee makes an election under Section 83(b) of the Code, the employee will recognize compensation income equal to the excess of the fair market value of the Common Shares on the date of grant over the price paid for those Common Shares, and Nordson Corporation will be entitled to a deduction in the same amount. Dividends paid on the stock thereafter will be treated as dividends taxable to the employee and not deductible by Nordson Corporation.

STOCK APPRECIATION RIGHTS AND STOCK EQUIVALENT UNITS. The grant of stock appreciation rights and stock equivalent units will have no immediate tax consequences to Nordson Corporation or the employee receiving the grant. The amount received by the employee upon the exercise of the stock appreciation rights will be included in the employee's ordinary income in the taxable year in which the stock appreciation rights are exercised, and Nordson Corporation will be entitled to a deduction in the same amount in that year. In general, at the time Nordson Corporation pays any amount to the employee with respect to the stock equivalent units, the employee will recognize compensation income equal to the amount of that payment, and Nordson Corporation will be entitled to a deduction in that amount.

STOCK PURCHASE RIGHTS. In general, the exercise of a stock purchase right under a stock purchase program that does not meet the requirements of Section 423 of the Code will be treated as the exercise of a non-qualified stock option for tax purposes, as described above.

In general, the exercise of a stock purchase right under a stock purchase program that does meet the requirements of Section 423 of the Code (a "Section 423 Right") will receive the same treatment as the exercise of an incentive stock option, described above, with the following differences. If the employee disposes of the stock before minimum holding period requirements are satisfied, the amount of ordinary income recognized by the employee will be the difference between the fair market value of the stock at the time of exercise and the exercise price. If, after minimum holding period requirements are satisfied, the employee disposes of stock received on exercise of a Section 423 Right at an exercise price of less than 100% of the fair market value of the stock at the time of grant, or dies at any time while holding such stock, the employee will recognize ordinary income in an amount equal to the lesser of the fair market value of the stock at the time of disposition (or the date of death) or the fair market value of the stock at the time of grant over the exercise price. Any additional gain or loss to the employee on a disposition of such stock will be capital, and the amount of any ordinary income will be added to basis for purposes of determining the amount of such gain or loss.

VOTE REQUIRED TO ADOPT THE AMENDMENT. The favorable vote of the holders of a majority of the Common Shares present in person or by proxy at the Annual Meeting is required to approve the Amendment to the Plan. NORDSON'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PLAN.

                              INDEPENDENT AUDITORS

Ernst & Young LLP has been appointed as Nordson's independent auditors for the fiscal year ending November 2, 1997. Ernst & Young LLP or a predecessor has served as Nordson's independent auditors since 1935. A representative of Ernst & Young LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP's examination of Nordson's financial statements and records for the fiscal year ended November 3, 1996.

                                    GENERAL

VOTING AT THE MEETING

Shareholders of record at the close of business on January 17, 1997 are entitled to vote at the meeting. On that date, a total of 17,477,834 Nordson Common Shares were outstanding. Each share is entitled to one vote.

Voting for directors will be cumulative if any shareholder gives notice in writing to the President, a Vice President, or the Secretary of Nordson at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, Nordson's shareholders will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that each shareholder is voting. Nordson's shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the corporation present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the corporation. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

If any of the nominees listed on page 2 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

The Board of Directors knows of no other matters that will be presented at the meeting other than the election of directors and the proposal to approve the adoption of the Amendment to Nordson's 1993 Long-Term Performance Plan. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to Nordson on or before October 3, 1997. Nordson will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Nordson may request proxies by telephone or in person. Nordson will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions.

Nordson will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Nordson's Annual Report to Shareholders, including financial statements for the fiscal year ended November 3, 1996, is being mailed to shareholders of record with this Proxy Statement.

                               For the Board of Directors

                               WILLIAM D. GINN
                               Secretary
January 31, 1997

                            YOUR VOTE IS IMPORTANT.
                          PLEASE SIGN, DATE AND RETURN
                                  YOUR PROXY.

                                 NORDSON CORPORATION

    P        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 1997
    R        -----------------------------------------------------------
    O
    X             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    Y
         At the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 13, 1997, and at any adjournment, WILLIAM D. GINN, DR. GLENN R. BROWN, and ERIC T. NORD, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

         1. Election of four Directors:                                                       (change of address)

            Edward P. Campbell, William W. Colville, William P. Madar, and         ________________________________________
            Evan W. Nord
                                                                                   ________________________________________
         2. Approval of the Amendment to the Nordson Corporation
            1993 Long-Term Performance Plan.                                       ________________________________________

         3. Any other matter that may properly come before this                    ________________________________________
            meeting.                                                               (If you have written in the space above,
                                                                                   please mark the corresponding box on the
                                                                                   reverse side of this Card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                SEE REVERSE
                                                                   SIDE

  X   PLEASE MARK YOUR                                                          SHARES IN YOUR NAME  REINVESTMENT SHARES
      VOTES AS IN THIS
      EXAMPLE.

                FOR   WITHHELD                      FOR   AGAINST   ABSTAIN   The Board of Directors recommends a vote FOR
1. Election of  [ ]     [ ]      2. Approval of     [ ]     [ ]       [ ]     approval of the Amendment to the Nordson Corpora-
   Directors                        Amendment to                              tion 1993 Long-Term Performance Plan. Unless other-
   (see reverse)                    the Nordson                               wise specified above, this Proxy will be voted FOR
                                    Corporation                               the election as Directors of the nominees noted on the
                                    1993 Long-Term                            reverse side and FOR approval of the Amendment to
                                    Performance Plan.                         the Nordson Corporation 1993 Long-Term
                                                                              Performance Plan.

For, except vote withheld from the following nominee(s):

__________________________________________________________



                                                        Change
                                                  [ ]     of                  PLEASE DATE, SIGN, AND RETURN
                                                        Address               IN THE ENCLOSED ENVELOPE --
                                                                              NO POSTAGE NECESSARY

SIGNATURE(S)  ______________________________________________________________________   DATE __________________

SIGNATURE(S)  ______________________________________________________________________   DATE __________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 NORDSON CORPORATION

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 1997
             -----------------------------------------------------------

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         To: Key Trust Company of Ohio, N.A., as Trustee for the Nordson Corporation Non-Union Employees' Stock Ownership Plan and Trust (the "Plan").

         Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 13, 1997, and at any adjournment, WILLIAM D. GINN, DR. GLENN R. BROWN, and ERIC T. NORD, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

         1. Election of four Directors:                                                         (change of address)

            Edward P. Campbell, William W. Colville, William P. Madar, and     ____________________________________________________
            Evan W. Nord
                                                                               ____________________________________________________
         2. Approval of the Amendment to the Nordson Corporation
            1993 Long-Term Performance Plan.                                   ____________________________________________________
                                                                               (If you have written in the space above, please mark
         3. Any other matter that may properly come before this                the corresponding box on the reverse side of this
            meeting.                                                           Card.)


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE

  X   PLEASE MARK YOUR                                                          SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE.

                FOR   WITHHELD                      FOR   AGAINST   ABSTAIN   The Board of Directors recommends a vote FOR
1. Election of  [ ]     [ ]      2. Approval of     [ ]     [ ]       [ ]     approval of the Amendment to the Nordson Corpora-
   Directors                        Amendment to                              tion 1993 Long-Term Performance Plan. Unless other-
   (see reverse)                    the Nordson                               wise specified above, this Proxy will be voted FOR
                                    Corporation                               the election as Directors of the nominees noted on the
                                    1993 Long-Term                            reverse side and FOR approval of the Amendment to
                                    Performance Plan.                         the Nordson Corporation 1993 Long-Term
                                                                              Performance Plan.

For, except vote withheld from the following nominee(s):

__________________________________________________________



                                                        Change
                                                  [ ]     of                  PLEASE DATE, SIGN, AND RETURN
                                                        Address               IN THE ENCLOSED ENVELOPE --
                                                                              NO POSTAGE NECESSARY

SIGNATURE(S)  ______________________________________________________________________   DATE __________________

SIGNATURE(S)  ______________________________________________________________________   DATE __________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 NORDSON CORPORATION

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 1997
             -----------------------------------------------------------

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         To: Key Trust Company of Ohio, N.A., as Trustee for the Nordson Corporation Union Employees' Stock Ownership Plan and Trust (the "Plan").

         Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 13, 1997, and at any adjournment, WILLIAM D. GINN, DR. GLENN R. BROWN, and ERIC T. NORD, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

         1. Election of four Directors:                                                         (change of address)

            Edward P. Campbell, William W. Colville, William P. Madar, and      ____________________________________________________
            Evan W. Nord
                                                                                ____________________________________________________
         2. Approval of the Amendment to the Nordson Corporation
            1993 Long-Term Performance Plan.                                    ____________________________________________________
                                                                                (If you have written in the space above, please mark
         3. Any other matter that may properly come before this                 the corresponding box on the reverse side of this
            meeting.                                                            Card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE

  X   PLEASE MARK YOUR                                                          SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE.

                FOR   WITHHELD                      FOR   AGAINST   ABSTAIN   The Board of Directors recommends a vote FOR
1. Election of  [ ]     [ ]      2. Approval of     [ ]     [ ]       [ ]     approval of the Amendment to the Nordson Corpora-
   Directors                        Amendment to                              tion 1993 Long-Term Performance Plan. Unless other-
   (see reverse)                    the Nordson                               wise specified above, this Proxy will be voted FOR
                                    Corporation                               the election as Directors of the nominees noted on the
                                    1993 Long-Term                            reverse side and FOR approval of the Amendment to
                                    Performance Plan.                         the Nordson Corporation 1993 Long-Term
                                                                              Performance Plan.

For, except vote withheld from the following nominee(s):

__________________________________________________________



                                                        Change
                                                  [ ]     of                  PLEASE DATE, SIGN, AND RETURN
                                                        Address               IN THE ENCLOSED ENVELOPE --
                                                                              NO POSTAGE NECESSARY

SIGNATURE(S)  ______________________________________________________________________   DATE __________________

SIGNATURE(S)  ______________________________________________________________________   DATE __________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.